Section 1350 Certifications

                                   Exhibit 32

     In connection with the Quarterly Report of IPIX Corporation and its wholly-owned subsidiaries (collectively, the "Company") on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Clara M. Conti and Charles A. Crew, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/  Clara M. Conti
---------------------------
Clara M. Conti
Chief Executive Officer
May 10, 2005



/s/  Charles A. Crew
---------------------------
Charles A. Crew
Chief Financial Officer
May 10, 2005




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.